Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made and entered into as of July 14, 2008, with respect to that certain Amended and Restated Loan Agreement dated as of August 8, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among JARDEN RECEIVABLES, LLC, a Delaware limited liability company, as “Borrower”, JARDEN CORPORATION, a Delaware corporation, as “Servicer”, THREE PILLARS FUNDING LLC, a Delaware limited liability company (together with its successors and permitted assigns, as “Lender”, and SUNTRUST ROBINSON HUMPHREY, INC., a Tennessee corporation, as “Administrator”. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Loan Agreement.

BACKGROUND

The parties wish to amend the Loan Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1. Amendments. The Loan Agreement is hereby amended as follows:

(a) The definitions of the terms “Borrowing Request”, “Commercial Paper Notes”, “Commercial Paper Rate”, “CP Tranche Period”, “Facility Limit”, “Liquidity Termination Date” and “Scheduled Commitment Termination Date” in Section 1.1 of the Loan Agreement are amended and restated to read in their entirety as follows:

“Borrowing Request” means a notice in the form of Exhibit A specifying the date and amount of the requested Advance.

“Commercial Paper Notes” means short-term promissory notes or any portion thereof allocated by the Lender to fund its Loans or investments in receivables or other financial assets.

“Commercial Paper Rate” means, for any Interest Period the per annum rate calculated by the Administrator equal to: (a) the rate (or if more than one rate, the weighted average of the rates) at which the Commercial Paper Notes on each day during such Interest Period have been outstanding; provided, that if such rate(s) is a discount rate(s), then the “Commercial Paper Rate” shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate plus the commissions and charges charged by any placement agents or commercial paper dealers with respect to such Commercial Paper Notes, expressed as a percentage of the face amount of such Commercial Paper Notes and converted to an interest-bearing equivalent rate per annum. Notwithstanding the foregoing, the “Commercial Paper Rate” for any day while an Amortization Event exists shall be an interest rate equal to 2% above the Base Rate in effect on such day.

“CP Tranche Period” means a period of days from one (1) Business Day up to two hundred and seventy (270) days commencing on a Business Day, which period is selected by the Lender.

“Facility Limit” means $250,000,000.

“Liquidity Termination Date” means the earlier to occur of (a) July 13, 2009, as such date may be extended from time to time by the Lender’s Liquidity Banks in accordance with the Liquidity Agreement, and (b) the occurrence of an Event of Bankruptcy with respect to the Lender.

“Scheduled Commitment Termination Date” means July 13, 2009, as extended from time to time by mutual agreement of the parties hereto.

(b) The definition of the term “Interest Period” is amended by amending and restating paragraph (a) thereof to read in its entirety as follows:

“(a) with respect to any CP Loan, (i) initially, the period commencing on the date of the initial funding of such Loan by the Lender and ending on (but excluding) the Business Day immediately preceding the next following Distribution Date, and (ii) thereafter, each period commencing on (and including) the Business Day immediately preceding a Distribution Date and ending on (but excluding) the Business Day immediately preceding the next following Distribution Date;”

(c) The definitions of the term “LIBOR Rate” in Section 1.1 of the Loan Agreement is hereby amended by replacing the phrase “plus (b) 0.50%” appearing therein with the phrase “plus (b) 1.25%”.

(d) The definitions of the terms “Seasonal Facility Limit Prepayment” and “Seasonal Facility Limit Reduction Date” are deleted in their entirety from Section 1.1 of the Loan Agreement.

(e) Section 4.1(a) and Section 4.5 of the Loan Agreement are amended by replacing the phrase “2:00 pm (New York City time)” each time such phrase appears therein with the phrase “12:00 noon (New York City time)”.

(f) Section 4.1(b) of the Loan Agreement is amended and restated to read in its entirety as follows:

“(b) [Intentionally Omitted].”

(g) Exhibit A to the Loan Agreement is amended by deleting in its entirety the following entry therefrom:

(iii)	The requested maturity date of the Commercial

Paper Notes issued to fund such Advance is:

2. Representations. In order to induce the Administrator and the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Administrator and the Lender that, after giving effect to the amendments in Section 1 above, no Significant Event or Unmatured Significant Event exists and is continuing as of the date hereof.

3. Effectiveness. This Amendment shall become effective and shall inure to the benefit of the Borrower, the Lender, the Administrator and their respective successors and assigns when the Administrator shall have received one or more counterparts of this Amendment, duly executed and delivered by each of the parties hereto.

4. Ratification. Except as expressly amended above, the Loan Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

5. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

[signature pages begin on next page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

JARDEN RECEIVABLES, LLC, AS BORROWER

By:	/s/ Richard T. Sansone
Name:	Richard T. Sansone
Title:	Vice President, Sunbeam Products, Inc. (Sole/Managing Member)

JARDEN CORPORATION, AS INITIAL SERVICER

By:	/s/ Richard T. Sansone
Name:	Richard T. Sansone
Title:	Senior Vice President and Chief Accounting Officer

[Signature Page to Amendment No. 3 to Amended and Restated Loan Agreement]

THREE PILLARS FUNDING LLC, AS LENDER

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

SUNTRUST ROBINSON HUMPHREY, INC., AS ADMINISTRATOR

By:	/s/ Timothy S. Mueller
Name:	Timothy S. Mueller
Title:	Managing Director

[Signature Page to Amendment No. 3 to Amended and Restated Loan Agreement]